Exhibit 99.1

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION OF

SUSQUEHANNA BANCSHARES, INC. AND COMMUNITY BANKS, INC.

The following unaudited pro forma condensed combined financial information and explanatory notes present how the combined financial statements of Susquehanna and Community may have appeared had the businesses actually been combined at an earlier date. The unaudited pro forma condensed combined financial information shows the impact of the merger of Susquehanna and Community on the companies’ respective historical financial positions and results of operations under the purchase method of accounting with Susquehanna treated as the acquirer. Under this method of accounting, the assets and liabilities of Community will be recorded by Susquehanna at their estimated fair values as of the date the merger is completed. The unaudited pro forma condensed combined balance sheet as of June 30, 2007 assumes the merger was completed on that date. The unaudited pro forma combined condensed income statements for the year ended December 31, 2006 and the six months ended June 30, 2007 give effect to the merger as if the merger had been completed January 1, 2006 and January 1, 2007, respectively.

The unaudited pro forma combined condensed income statements for the six months ended June 30, 2007 include pre-tax merger related charges of $4.2 million from the Community acquisitions which closed on April 1, 2007. In March 2007, Community recorded a $4.4 million pre-tax charge for other-than-temporary impairment of investment securities. In the second quarter of 2007, Susquehanna sold approximately $233.0 million of its available-for-sale securities and recorded an $11.8 million pre-tax charge to earnings.

In addition, the unaudited pro forma condensed combined financial information includes the effects of Susquehanna’s anticipated $100 million trust preferred securities offering expected to occur in the fourth quarter of 2007.

The merger agreement was executed on July 25, 2007 and provides that Community shareholders will be entitled to elect to receive either $34.00 in cash, 1.48 shares of Susquehanna common stock or a combination thereof in exchange for their shares of Community common stock. Elections by Community shareholders to receive either stock or cash consideration in the merger will be subject to certain allocation procedures. The unaudited pro forma condensed combined financial information has been derived from, and should be read in conjunction with, the historical consolidated financial statements and the related notes of both Susquehanna and Community.

The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not indicate financial results of the combined companies had the companies actually been combined at the beginning of each period presented and had the impact of possible revenue enhancements, expense efficiencies, and asset dispositions, among other factors, been considered. In addition, as explained in more detail in the accompanying notes to the unaudited pro forma condensed combined financial information, the allocation of the purchase price reflected in the pro forma condensed combined financial information is subject to adjustment.

Susquehanna Bancshares, Inc./ Community Banks, Inc.

Unaudited Pro Forma Condensed Combined Balance Sheets As of June 30, 2007

(dollars in thousands)

	As Reported		Pro Forma Adjustments		Pro Forma Combined
	Susquehanna	Community
ASSETS
Cash and due from banks	$198,899	$74,983	$100,000	(A)	$289,543
			(69,346)	(B)
			(14,993)	(C)
Restricted short-term investments	214	0			214
Unrestricted short-term investments	99,634	4,438			104,072
Trading assets	0	19,750			19,750
Securities available for sale	1,406,342	635,012			2,041,354
Securities held to maturity	4,887	23,090	(670)	(H)	27,307
Net loans and leases	5,512,987	2,542,628	(32,416)	(I)	8,023,199
Premises and equipment, net	107,334	50,232	12,666	(L)	170,232
Foreclosed assets	4,587	2,122			6,709
Accrued income receivable	32,075	15,884			47,959
Bank-owned life insurance	267,788	72,010			339,798
Goodwill	338,284	265,130	14,993	(C)	953,735
			(265,129)	(E)
			588,536	(E)
			(41,476)	(F)
			(11,400)	(G)
			670	(H)
			32,416	(I)
			3,581	(J)
			(5,533)	(K)
			(12,666)	(L)
			56,215	(M)
			(9,886)	(O)
Intangible assets with finite lives	17,846	14,833	(14,833)	(E)	70,722
			41,476	(F)
			11,400	(G)
Investment in and receivables from unconsolidated entities	161,445	2,260			163,705
Deferred taxes	0	14,970	(14,970)	(N)	0
Other assets	161,287	13,502			174,789

Total assets	$8,313,609	$3,750,844	$368,635		$12,433,088

Deposits:
Demand	$911,383	$379,624			$1,291,007
Interest-bearing demand	2,126,459	593,435			2,719,894
Savings	445,333	303,125			748,458
Time	1,592,165	1,010,010	3,581	(J)	2,605,756
Time of $100 or more	903,941	321,970			1,225,911
Short-term borrowings	440,672	72,724			513,396
FHLB borrowings	460,034	455,104	(4,765)	(K)	910,373
Long-term debt	150,031	0			150,031
Junior subordinated debentures	72,004	75,260	100,000	(A)	246,496
			(768)	(K)
Accrued interest, taxes, and expenses payable	36,394	10,765			47,159
Deferred taxes	146,485	0	(14,970)	(N)	121,629
			(9,886)	(O)
Other liabilities	83,568	11,634	56,215	(M)	151,417

Total liabilities	7,368,469	3,233,651	129,407		10,731,527

SHAREHOLDERS’ EQUITY
Common stock	104,343	128,471	(128,471)	(D)	171,730
			67,387	(B)
Additional paid-in-capital	348,897	396,489	(396,489)	(D)	1,037,931
			689,034	(B)
Retained earnings	510,344	23,806	(23,806)	(D)	510,344
Accumulated other comprehensive income	(18,444)	(8,300)	8,300	(D)	(18,444)
Less: cost of treasury stock	0	(23,273)	23,273	(D)	0

Total shareholders’ equity	945,140	517,193	239,228		1,701,561

Total liabilities and shareholders’ equity	$8,313,609	$3,750,844	$368,635		$12,433,088

The accompanying notes are an integral part of the consolidated financial statements.

Susquehanna Bancshares, Inc./ Community Banks, Inc.

Unaudited Pro Forma Combined Income Statement for the Six Months Ended June 30, 2007

(dollars in thousands, except per share data)

	As Reported		Community Acquisitions	Pro Forma Community	Pro Forma Adjustments		Pro Forma Combined
	Susquehanna	Community
Interest Income:
Loans and leases, including fees	$205,240	$90,317	$2,469	$92,786	$4,052	(I)	$302,078
Securities	33,940	17,216	484	17,700	1,274	(H)	52,914
Short-term Investments	2,392	1,177	110	1,287	(347)	(C)	2,249
					(1,083)	(M)
Trading account	0	232	0	232			232

Total interest income	241,572	108,942	3,063	112,005	3,896		357,473

Interest Expense:
Deposits:
Interest-bearing demand	32,864	9,090	23	9,113			41,977
Savings	2,053	1,396	574	1,970			4,023
Time	56,686	29,119	600	29,719	(895)	(J)	85,510
Short-term borrowings	7,772	2,321	178	2,499			10,271
FHLB borrowings	9,129	9,801	61	9,862	681	(K)	19,672
Long-term debt	6,583	2,369	51	2,420	3,825	(A)	12,770
					(58)	(K)

Total interest expense	115,087	54,096	1,487	55,583	3,553		174,223

Net interest income	126,485	54,846	1,576	56,422	343		183,250
Provision for loan and lease losses	3,933	2,000	535	2,535			6,468

Net interest income after provision for loan and lease losses	122,552	52,846	1,041	53,887	343		176,782

Noninterest Income:
Service charges on deposit accounts	13,656	7,673	592	8,265	0		21,921
Vehicle origination, servicing, and securitization fees	7,906	0	0	0	0		7,906
Asset management fees	9,403	1,795	0	1,795	0		11,198
Income from fiduciary-related activities	3,343	1,253	0	1,253	0		4,596
Commissions on brokerage, life insurance, and annuity sales	2,678	0	6	6	0		2,684
Commissions on property and casualty insurance sales	7,033	2,239	0	2,239	0		9,272
Income from bank-owned life insurance	5,299	1,444	22	1,466	0		6,765
Net gain on sale of loans and leases	5,525	1,242	0	1,242	0		6,767
Net realized gain /(loss) on securities	(11,740)	2	0	2	0		(11,738)
Other than temporary impairment of investment securities	0	(4,390)	0	(4,390)	0		(4,390)
Other	10,328	5,074	172	5,246	0		15,574

Total noninterest income	53,431	16,332	792	17,124	0		70,555

Noninterest Expenses:
Salaries and employee benefits	69,116	25,078	3,855	28,933			98,049
Occupancy	11,774	4,235	529	4,764	158	(L)	16,696
Furniture and equipment	5,809	3,539	10	3,549			9,358
Amortization of intangible assets	1,246	1,472	149	1,621	(1,621)	(E)	3,890
					2,074	(F)
					570	(G)
Advertising and marketing	4,633	1,057	520	1,577			6,210
Vehicle lease disposal	6,179	0	0	0			6,179
Other	33,433	11,251	1,545	12,796			46,229

Total noninterest expenses	132,190	46,632	6,608	53,240	1,181		186,611

Income before taxes	43,793	22,546	(4,775)	17,771	(838)		60,726
Provision for income taxes	13,249	5,009	(1,555)	3,454	(293)		16,410

Net income	$30,544	$17,537	($3,220)	$14,317	($545)		$44,316

Net Income Per Common Share:
Basic net income per share	$0.59	$0.73	($5.36)	$0.58			$0.52
Weighted average basic shares outstanding	52,111	24,154	601	24,755	(24,755)	(D)	85,805
					33,694	(B)
Diluted net income per share	$0.59	$0.72	($5.36)	$0.57			$0.52
Weighted average diluted shares outstanding	52,198	24,350	601	24,951	(24,951)	(D)	85,892
					33,694	(B)

The accompanying notes are an integral part of the consolidated financial statements.

Susquehanna Bancshares, Inc./ Community Banks, Inc.

Unaudited Pro Forma Combined Income Statement for the Twelve Months Ended December 31, 2006

(dollars in thousands, except per share data)

	As Reported		Community Acquisitions	Pro Forma Community	Pro Forma Adjustments		Pro Forma Combined
	Susquehanna	Community
Interest Income:
Loans and leases, including fees	$404,814	$166,061	$9,094	$175,155	$8,104	(I)	$588,073
Securities	54,308	29,670	2,086	31,756	2,548	(H)	88,612
Short-term Investments	3,669	1,903	277	2,180	(694)	(C)	2,990
					(2,165)	(M)

Total interest income	462,791	197,634	11,457	209,091	7,793		679,675

Interest Expense:
Deposits:
Interest-bearing demand	51,424	16,183	96	16,279			67,703
Savings	4,960	1,441	1,866	3,307			8,267
Time	99,195	49,026	1,935	50,961	(1,791)	(J)	148,365
Short-term borrowings	13,495	3,021	797	3,818			17,313
FHLB borrowings	24,788	17,380	316	17,696	1,361	(K)	43,845
Long-term debt	12,159	3,683	206	3,889	7,650	(A)	23,582
					(116)	(K)

Total interest expense	206,021	90,734	5,216	95,950	7,104		309,075

Net interest income	256,770	106,900	6,241	113,141	689		370,600
Provision for loan and lease losses	8,680	2,050	476	2,526	0		11,206

Net interest income after provision for loan and lease losses	248,090	104,850	5,765	110,615	689		359,394

Noninterest Income:
Service charges on deposit accounts	26,446	11,507	2,754	14,261	0		40,707
Vehicle origination, servicing, and securitization fees	18,524	0	0	0	0		18,524
Asset management fees	18,439	1,989	0	1,989	0		20,428
Income from fiduciary-related activities	6,160	2,405	0	2,405	0		8,565
Commissions on brokerage, life insurance, and annuity sales	4,350	0	29	29	0		4,379
Commissions on property and casualty insurance sales	12,660	4,120	4	4,124	0		16,784
Income from bank-owned life insurance	10,000	2,725	82	2,807	0		12,807
Net gain on sale of loans and leases	16,816	2,172	66	2,238	0		19,054
Net gain on sale of bank branches	4,189	0	0	0	0		4,189
Net (loss) gain on securities	(949)	732	744	1,476	0		527
Other	19,678	9,317	96	9,413	0		29,091

Total noninterest income	136,313	34,967	3,775	38,742	0		175,055

Noninterest Expenses:
Salaries and employee benefits	128,465	46,434	3,954	50,388	0		178,853
Occupancy	20,905	6,965	933	7,898	317	(L)	29,120
Furniture and equipment	10,948	7,152	35	7,187			18,135
Amortization of intangible assets	2,231	2,639	597	3,236	(3,236)	(E)	7,519
					4,148	(F)
					1,140	(G)
Advertising and marketing	9,627	1,752	462	2,214			11,841
Vehicle residual value	3,722	0	0	0			3,722
Vehicle delivery and preparation	10,498	0	0	0			10,498
Other	76,440	19,943	1,991	21,934	0		98,374

Total noninterest expenses	262,836	84,885	7,972	92,857	2,369		358,062

Income before taxes	121,567	54,932	1,568	56,500	(1,680)		176,387
Provision for income taxes	37,929	13,901	463	14,364	(588)		51,705

Net income	$83,638	$41,031	$1,105	$42,136	($1,092)		$124,682

Net Income Per Common Share:
Basic Net Income Per Share	$1.66	$1.74	$0.92	$1.70			$1.48
Weighted average basic shares outstanding	50,340	23,645	1,203	24,848	(24,848)	(D)	84,034
					33,694	(B)
Diluted Net Income Per Share	$1.66	$1.72	$0.92	$1.68			$1.48
Weighted average diluted shares outstanding	50,507	23,918	1,203	25,121	(25,121)	(D)	84,201
					33,694	(B)

The accompanying notes are an integral part of the consolidated financial statements.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL INFORMATION

Note 1. Basis for Pro Forma Presentation

The unaudited pro forma condensed combined financial information related to the merger is presented as of and for the six months ended June 30, 2007 and the unaudited pro forma combined income statement for the year ended December 31, 2006. The pro forma adjustments consist of the expected purchase price adjustments necessary to combine Susquehanna and Community, including:

Community shareholders will receive for their shares of Community common stock

•	$34.00 in cash for each share of Community common stock; or

•	1.48 shares of Susquehanna common stock for each share of Community common stock; or

•	a combination of such cash and shares of Susquehanna common stock.

The aggregate amount of cash consideration to be paid to Community shareholders in the merger will be calculated as follows:

•

the aggregate amount of cash consideration available for Community shareholders will equal the product of $34.00 multiplied by 10% of the sum of (i) the outstanding shares of Community common stock and (ii) the outstanding Community stock options on the third trading day prior to the effective date of the merger; and

•	this amount then will be reduced by the aggregate amount of cash to be paid by Susquehanna for cancellation of outstanding Community stock options.

The merger will be accounted for using the purchase method of accounting. Accordingly, Susquehanna’s cost to acquire Community will be allocated to the assets (including identifiable intangible assets) and liabilities of Community at their respective fair values on the date the merger is completed.

The unaudited pro forma condensed combined financial information includes estimated adjustments to record the assets and liabilities of Community at their respective fair values and represents management’s estimates based on available information. The pro forma adjustments included herein may be revised as additional information becomes available and as additional analyses are performed. The final allocation of the purchase price will be determined after the merger is completed and after completion of a final analysis to determine the fair values of Community’s tangible, and identifiable intangible, assets and liabilities as of the completion date. Accordingly, the final purchase accounting adjustments and restructuring charges may be materially different from the pro forma adjustments presented in this document. Increases or decreases in the fair value of the net assets and other items of Community as compared to the information shown in this document may change the amount of the purchase price allocated to goodwill and other assets and liabilities and may impact the statement of income due to adjustments in yield and/or amortization of the adjusted assets or liabilities.

Certain amounts in the historical consolidated financial statements of Community have been reclassified to conform to Susquehanna’s historical financial information presentation. The unaudited pro forma condensed combined financial information presented in this document does not necessarily indicate the results of operations or the combined financial position that would have resulted had the merger actually been completed at the beginning of the applicable period presented, nor is it indicative of the results of operations in future periods or the future financial position of the combined company.

Note 2. Pro Forma Adjustments

The unaudited pro forma condensed combined financial information for the merger includes the pro forma balance sheet as of June 30, 2007 assuming the merger was completed on June 30, 2007. The unaudited pro forma combined condensed income statements for the year ended December 31, 2006 and the six months ended June 30, 2007 give effect to the merger as if the merger had been completed January 1, 2006 and January 1, 2007, respectively.

		June 30, 2007
		(dollars in thousands except per share data)
Purchase Price:
Purchase Price Assigned to Stock:
Shares exchanged for stock	22,766
Exchange ratio	1.48

Susquehanna common stock to be issued	33,694
New Susquehanna common stock issued	33,694
Average purchase price per Susquehanna common share	$22.45

Purchase price assigned to shares exchanged for stock		$756,421
Purchase Price Assigned to Cash:
Shares exchanged for cash	2,040
Cash purchase price per Community common share	$34.00

Purchase price assigned to shares exchanged for cash		$69,346
Purchase price assigned to options cashed out		14,993
Transaction costs		56,215

Total Purchase Price		$896,975
Net Assets Acquired:
Community shareholders’ equity	517,193
Community goodwill and intangibles	(279,962)
Estimated adjustments to reflect assets acquired at fair value:
Investment securities	(670)
Loans and leases	(32,416)
Core deposit intangible	41,476
Customer list intangibles	4,478
Covenant to not compete intangible	6,096
Mortgage servicing rights	826
Bank premises & furniture, fixtures and equipment	12,666
Estimated adjustments to reflect liabilities acquired at fair value:
Time deposits	(3,581)
FHLB borrowings	4,765
Junior subordinated debt	768
Deferred tax liability	9,886
		281,525

Goodwill resulting from merger		$615,450

The pro forma adjustments included in the unaudited pro forma condensed combined financial information are as follows:

(A)	Estimated proceeds from a $100 million trust preferred securities debt offering by Susquehanna. The offering is anticipated to occur during the fourth quarter of 2007. Related interest expense is computed at 7.65% per annum.

(B)	To record the purchase price for the settlement of 90% of the Community shares exchanged for Susquehanna common stock and 10% of Community common shares settled for cash.

(C)	Cash outlays for payment of stock options, net of deferred tax benefits. Related interest income lost is computed at 5.25% per annum.

(D)	Adjustment to eliminate Community’s historical shareholders’ equity.

(E)	`To eliminate Community’s historical goodwill and other intangible assets, adjustment to reverse the amortization expense of Community’s other intangible assets, and to record excess purchase price over historical tangible equity.

(F)	To record the fair value of Community’s core deposit intangible, and adjustment to amortize the new core deposit intangible over a ten year period.

(G)	To record the fair value of other Community intangible assets including customer intangibles related to Community’s insurance and asset management businesses and originated mortgage servicing rights, and adjustments to amortize these other intangibles over a ten year period.

(H)	Fair value adjustments for held to maturity investments, the reclass of available for sale gain position to an amortizing premium, and related amortization over estimated life of the investments.

(I)	Fair value adjustments for fixed-rate loans and related amortization over estimated life of the loans. Management reviewed the Community loan portfolio and allowance for loan losses and determined that no other adjustments were material.

(J)	Fair value adjustments for non-core deposits and related amortization over estimated life of the deposits.

(K)	Fair value adjustments for long-term borrowings and trust preferred securities and related amortization over estimated life of the instruments.

(L)	Fair value adjustment for owned premises and related depreciation expense over the remaining useful life.

(M)	To record a merger-related accrual for the pre-tax estimate of transaction costs. Such expenses include fees related to accounting, legal and investment banker services, severance, contract cancellations and third party data processing costs. Related interest income lost is computed at 5.25% per annum on the tax effected transaction costs.

(N)	Adjustment to reclassify Community’s net deferred tax asset to the combined net deferred tax liability.

(O)	Adjustment to record the net deferred tax impact arising from adjustments to record fair values of assets and liabilities and impact related to merger transaction costs. The tax effect of the pro forma adjustments employed Susquehanna’s incremental tax rate of 35%.